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                                                                   Exhibit 10(V)

                              HEADLEASE AGREEMENT B



         THIS HEADLEASE AGREEMENT B ("Headlease") dated as of April 11, 1996 between Raychem Corporation, a corporation organized under the laws of the State of Delaware, as headlessor ("Headlessor"), and Fleet National Bank, not in its individual capacity but solely as Owner Trustee, as headlessee ("Headlessee").

                                   WITNESSETH:

                                    ARTICLE I

                   Agreement To Lease; Delivery And Acceptance

         SECTION 1.01. Agreement to Lease. Headlessor and Headlessee agree to subject the Equipment and the rights described in Section 1.04(a) to this Headlease for the rent and upon and subject to the terms and conditions herein set forth, for the Headlease term specified in the Headlease Supplement, commencing on the date on which the Headlease Supplement is executed and delivered (the "Headlease Commencement Date"). The Equipment as of the Closing Date is listed in the Headlease Supplement attached hereto.

         SECTION 1.02. Delivery and Acceptance; Quiet Enjoyment. (a) Upon execution and delivery of the Headlease Supplement by Headlessor and Headlessee, the Equipment described therein shall be deemed to have been delivered and accepted by Headlessee for all purposes of this Headlease and thereupon shall be subject to all the terms and conditions of this Headlease. Headlessee's execution and delivery of the Headlease Supplement shall be conclusive proof that the Equipment listed therein has been subjected to this Headlease subject to the terms hereof. Notwithstanding the foregoing, Headlessee shall have no obligation hereunder unless the Lease between Headlessee, as sublessor, and Headlessor, as sublessee has been executed and delivered by Headlessor and the Equipment has been accepted by Headlessor as sublessee under the Lease.

         (b) During the term of this Headlease neither Headlessor nor its agents, employees, creditors or assigns will disturb Headlessee's quiet, peaceful and uninterrupted possession of the Equipment.

         SECTION 1.03. Severable Modifications. The Headlessee may subject to this Headlease any Severable Modification to any Item or Items in the Production Units described in Annex A to the Headlease Supplement, which Severable Modification the Lessee elects not to remove pursuant to Section 8.02 of the Lease, by making an additional prepayment of rent to the Headlessor prior to the surrender of such Severable Modification and the Item or Items to which it is attached pursuant to Section 8.02 of the Lease, such additional prepayment to be equal to the Fair Market Value of such Severable Modification, as determined under the Lease.

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         SECTION 1.04. License. (a) The Headlessor grants to the Headlessee, for the term of the Headlease, a license to use all software and other rights licensed to the Headlessor by the manufacturer of each Item upon Headlessor's acquisition or upgrade of such Item, to the extent necessary to operate such
Item in the manner in which it was designed.

     (b) Except as stated in Section 1.04(a), this Headlease is a lease of the Equipment only and does not grant to Headlessee a license to use patents, trade secrets, proprietary technology, or trademarks and tradenames of Headlessor.


                                   ARTICLE II

                       Rent, Return; No Other Obligations

         On the Headlease Commencement Date, Headlessee shall pay Headlessor for the leasehold title created in the Equipment hereunder an amount equal to the prepaid rent specified in the Headlease Supplement, payable in immediately available funds on such date. Except in connection with a breach of Section 1.02(b) hereof, rent shall not be refundable under any circumstances. Unless this Headlease is terminated pursuant to Section 6.1 hereof and in the event the Equipment is not sold pursuant to the Lease, Headlessee shall make the Equipment available on the Headlease Termination Date (as such term is defined in the Headlease Supplement) in an as-is, where-is condition, for Headlessor to take possession and/or control thereof. Headlessor shall be responsible for all costs and expenses relating to the taking of possession and/or control of the Equipment on such date, including, without limitation, costs of preparing the Equipment for transportation and costs of transporting the Equipment to locations chosen by Headlessor. Except as expressly set forth in this Headlease, Headlessee shall have no further rental or any other obligations, monetary or otherwise, hereunder with respect to the Equipment, including, without limitation, any maintenance, use or operational obligation, or any obligation to insure, it being further understood that during the Term of the Lease all such obligations remain those of Headlessor, as "Lessee" under the Lease.


                                   ARTICLE III

                                      Taxes

         Headlessor and Headlessee each hereby represents and warrants that it is treating this Headlease as a sale for federal income tax purposes. Headlessor covenants that neither Headlessor, nor any affiliate of Headlessor, will at any time during the term of this Headlease claim to be the owner of the Equipment for foreign, federal or state income tax purposes. Headlessor further acknowledges that contemporaneously herewith, Headlessee is entering into the Lease and in connection herewith and therewith, Headlessee intends to take


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tax benefits with respect to the Equipment, as described in Section 8.01 of the
Participation Agreement.


                                   ARTICLE IV

                            Performance Of Headlessee

         Headlessee shall not be obligated to take any action or execute any instrument pursuant to any provision hereof until it shall have been requested to do so by Headlessor, or shall have received the instrument to be executed, and at Headlessee's option, shall have received assurance satisfactory to Headlessee that Headlessee shall be reimbursed for its reasonable expenses incurred or to be incurred in connection with taking such action or executing such instrument; provided that Headlessee shall be under no obligation to take any action or execute any instrument otherwise than in accordance with this Headlease or the Lease.


                                    ARTICLE V

                            Subleasing And Assignment

         SECTION 5.01. Covenant of Headlessee. Headlessee will subject the Equipment to the Lease during the Term thereof.

         SECTION 5.02. Covenant of Headlessor. EXCEPT AS EXPRESSLY PROVIDED IN THIS HEADLEASE OR THE LEASE, HEADLESSOR SHALL NOT SELL, ASSIGN, TRANSFER OR CONVEY THIS HEADLEASE OR ALL OR ANY ITEM OF EQUIPMENT OR ITS RIGHTS, TITLE OR INTEREST HEREIN OR THEREIN, IN WHOLE OR IN PART, WITHOUT THE PRIOR WRITTEN CONSENT OF HEADLESSEE. Anything in the foregoing to the contrary notwithstanding, upon 30 days' prior written notice to Headlessee, Headlessor may assign in whole its right, title and interest in this Headlease to a third party in connection with a consolidation, merger, conveyance or lease of substantially all of its assets to the extent such consolidation, merger, conveyance or lease does not constitute a default under the Lease. Except as may be otherwise expressly agreed in writing, no assignment, transfer, consolidation, merger or conveyance shall in any way relieve Headlessor from any of its obligations under this Headlease.

         SECTION 5.03. Rights of Headlessee. (a) Prior to the expiration or earlier termination of the Term of the Lease, (i) Headlessee may assign all (but not less than all) of its rights in, to, and under the Lease, and/or (ii) the Owner Participant may assign all (but not less than all) of its interest in the trust estate created under the Trust Agreement, in each case only in accordance with the provisions of the Lease, the Participation Agreement, and the Indenture.

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         (b) At and after the expiration or earlier termination of the Term with respect to any Item or Production Unit (including pursuant to Article XIV of the Lease), and assuming Headlessor has not exercised any option to purchase Headlessee's rights and interests in the Equipment as provided in the Lease: (i) Headlessee may, in its sole discretion and without the consent of Headlessor or any other Person, either lease the Equipment to any Person(s) for the remaining term of this Headlease and/or Headlessee and/or the beneficiary of the trust created under the Trust Agreement may sell, assign, mortgage, hypothecate or otherwise convey its economic interest in this Headlease and the Equipment (or its beneficial interest in the trust estate created under the Trust Agreement, as the case may be), in whole or in part, to any Person(s), (ii) Headlessor shall not directly or indirectly create, incur, assume or suffer to exist any Lien on or with respect to any Item, or title thereto or any interest therein, except Liens within clauses (vi), (viii) and (ix) of the definition of Permitted Liens, and will, at its own expense, take such action as may be necessary to discharge on a timely basis any Lien other than Liens within clauses (viii) (if adequately bonded as provided therein) and (ix) of the definition of Permitted Liens, (iii) Headlessor agrees to defend Headlessee's leasehold title to the Equipment, and (iv) Headlessor agrees to indemnify Headlessee and each Indemnified Person related thereto against any claims arising by reason of Headlessor's ownership of legal title to the Equipment or by reason of a breach by Headlessor of its covenants contained herein or in any other Operative Document.


                                   ARTICLE VI

                                   Termination

         SECTION 6.01. Exercise of Purchase Option Under Lease. In the event Headlessor should exercise its rights to purchase Headlessee's rights and interests in the Equipment as provided in the Lease, upon the transfer to Headlessor of Headlessee's rights and interests with respect to the Equipment this Headlease shall terminate with respect to the Equipment, and the obligations of Headlessor and Headlessee hereunder with respect to the Equipment shall cease. The Headlessor shall pay all costs incurred by Headlessee in effecting any such transfer of its rights to the Headlessor.

         SECTION 6.02. Termination. This Headlease shall terminate:

            (a) with respect to any Item or Production Unit acquired or disposed of pursuant to the terms of Section 7.03(b)(ii), 7.05, 7.07 or 17.04 of the Lease, or following foreclosure under the Lease Security Agreement

            (b) with respect to any Item or Production Unit for which the Headlessor has elected to terminate the Lease under Section 7.01 thereof and which the Headlessee has elected to retain under Section 7.02 of the Lease, upon any failure of the Headlessee to pay to the Indenture Trustee the amount specified under such Section

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      7.02, and the payment by the Headlessor to the Indenture Trustee of the amounts specified in Section 7.02(i) of the Lease;

            (c) with respect to any Item or Production Unit that has suffered an Event of Loss, and for which the Headlessor has either furnished replacement equipment in accordance with Section 9.01(b)(i) of the Lease or paid the amount specified in Section 9.01(b)(ii) of the Lease; and

            (d) with respect to any Item which the Headlessor has elected to substitute under Section 9.05 of the Lease, upon the compliance by the Headlessor of the conditions set forth in such Section 9.05.


                                   ARTICLE VII

                                  Miscellaneous

         SECTION 7.01. Definitions and Rules of Usage. Capitalized terms not defined herein have the meanings set forth in the Definitions and Rule of Usage attached hereto as Exhibit A. This agreement shall be governed by the Documentary Conventions.

         SECTION 7.02. Further Assurances and Corrective Instruments. Headlessee and Headlessor will execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, from time to time, such supplements hereto and such further instruments as may reasonable be required to effectuate the transactions contemplated hereby.

         SECTION 7.03. Substitutions, Replacement Items; Accessions. Any Nonseverable Modification, any repair, replacement or substitution of any Item made pursuant to the Lease (including, without limitation, those described in Sections 6.02(c) or (d), above), and any replacement Item subjected to the Lease, shall immediately, and without further act or instrument, become subject to this Headlease. Following any such event Headlessee and Headlessor agree, upon written request from the other, to amend the Headlease Supplement to reflect such changes.

         SECTION 7.04. Trustee's Covenants. The parties hereto agree that all of the statements, representations, covenants and agreement made by Headlessee herein are made by Headlessee in its capacity as Owner Trustee under the Trust Agreement and not in its individual capacity, and are not made or intended as a personal representation, warranty, covenant or agreement but are made and intended only for the purpose of binding the Trust Estate. Therefore, anything contained herein or in such other agreements to the contrary notwithstanding, no recourse shall be had with respect hereto or such other agreements against Fleet National Bank or against its officers, directors, trustees or direct or indirect parent or controlling person or persons, except with respect to its own gross negligence or willful misconduct (or ordinary negligence with respect to the handling of money).

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         SECTION 7.05. Indenture Trustee. In order to secure the indebtedness evidenced by the Loan Certificates, the Headlessee provides in the Indenture, among other things, for the assignment (to the extent provided therein) to the Indenture Trustee of certain rights and interests, including to this Headlease and for the creation of a Lien and security interest in favor of the Indenture Trustee for the benefit of the holders of the Loan Certificates in and to the Indenture Estate as described in the Granting Clauses of the Indenture. The Headlessor hereby (a) consents to such assignment pursuant to the terms of the Indenture, (b) agrees to give a copy of all notices hereunder directly to the Indenture Trustee, and (c) agrees that the Indenture Trustee may perform any covenant of Headlessee hereunder in the place of Headlessee. Any payment by the Headlessee to the Indenture Trustee of any amount payable hereunder shall constitute payment of such amount for all purposes of this Headlease.

                   [balance of page intentionally left blank]



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IN WITNESS WHEREOF, Headlessor and Headlessee have caused this Headlease to be executed in their respective corporate names as of the day and year first above written.


                                      Raychem Corporation


                                      By:  /s/  Lars Larsen
                                          --------------------------------------
                                      Name:  Lars Larsen
                                      Title: Vice President and Treasurer




                                      Fleet National Bank, not in its individual capacity, but solely as Owner Trustee

                                      By:  /s/  K Larimore
                                          --------------------------------------
                                      Name:  Kathy A. Larimore
                                      Title: Assistant Vice President



Counterpart No. 13 of 15 Serially Numbered Manually Executed Counterparts. To the extent, if any, that this document constitutes Chattel Paper under the Uniform Commercial Code, no security interest may be created through the transfer and possession of any counterpart other than Counterpart No. 1.(1)







- -----------------------------
         (1)   This language in original counterpart only.


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